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                                                                Exhibit 99(d)(8)


                                                                  EXECUTION COPY

                            HILLTOPPER HOLDING CORP.

                     SUBSCRIPTION AND CONTRIBUTION AGREEMENT

                                                 February 24, 2000


TO THE INVESTORS WHOSE
NAMES AND ADDRESSES ARE SET
FORTH ON SCHEDULES I AND II HERETO


Gentlemen:

                  This letter is being written for the purpose of setting forth the understandings between Hilltopper Holding Corp., a Delaware corporation (the "Company"), and each of the Investors whose names and addresses are set forth on
Schedule I or Schedule II hereto (each, an "Investor" and collectively, the "Investors") in connection with the purchase by the Investors and sale by the Company of shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and its Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock") as set forth below.

                  If you are in agreement with the terms and conditions set forth herein, please sign the last page of one copy of this letter and return it to us, whereupon this letter shall represent a legally binding agreement between us and shall supersede any prior agreement between you and the Company or any third party as regards the sale and purchase of stock of the Company. Please keep the other copy of this letter for your files.

         1. AUTHORIZATION OF CAPITAL STOCK. The Company will prior to the Closing Date (as herein defined) authorize the creation of (i) 20,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"),
(ii) 5,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), (iii) 15,000,000 shares of Series A Preferred Stock and (iv) 5,000,000 shares of Series B Preferred Stock. The terms, limitations and relative rights and preferences of the Preferred Stock are set forth in the Amended and Restated Certificate of Incorporation (the "Amended and Restated


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Certificate"), substantially in the form in which it will be in effect on the
Closing Date, attached hereto as EXHIBIT A.

         2. PURCHASE AND SALE OF SHARES.

                  (a) Subject to the terms and conditions hereof, on the Closing Date, the Company shall issue to each Investor whose name and address is set forth on Schedule I hereto (the "Cash Investors") and each Cash Investor shall purchase from the Company, the number of shares (as herein defined) set forth opposite its name on Schedule I hereto, for the amount per share in cash set forth on Schedule I hereto.

                  (b) Subject to the terms and conditions hereof, on the Closing Date the Company shall issue to each Investor whose name and address is set forth on Schedule II hereto (the "Exchange Investors") and each Exchange Investor shall purchase from the Company, the number of Shares set forth opposite its name on Schedule II hereto, in exchange for the number of shares of Common Stock, par value $.01 per share ("Target Common Stock"), of Centennial HealthCare Corporation, a Georgia corporation ("Target"), set forth on Schedule II hereto (the "Exchange Shares"). The value per share of such shares of Target Common Stock transferred by each Exchange Investor to the Company is set forth opposite its name on Schedule II hereto.

                  (c) The issuances and sales referred to in Sections 2(a) and 2(b) hereof shall be effected by the Company executing and delivering to each Investor duly executed certificates evidencing the Shares to be subscribed by such Investor, duly registered in such Investor's name against delivery by such Investor to the Company of the consideration set forth opposite such Investor's name on Schedule I or II. Any cash payment shall be made by wire transfer.

                  (d) The closing of the sale (the "Closing") shall take place one business day after the date on which Hilltopper Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of the Company, shall have accepted for payment the shares of Target Common Stock tendered in the Offer (as defined in the Agreement and Plan of Merger to be entered into after the date hereof by and among the Company, Merger Sub and Target (the "Merger Agreement")), and has deposited with the depositary funds sufficient to purchase such shares of Target Common Stock. The date of the closing is herein referred to as the "Closing Date."

                  (e) On the Closing Date, the Company shall deliver to each Investor such officers' certificates, good standing certificates and instruments as shall be reasonably requested relating to the transactions contemplated hereby.

                  (f) In order to facilitate the contribution of the Exchange Shares by the Exchange Investors, each Exchange Investor shall deliver within ten business days of the date hereof one or



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more certificates representing all of the Exchange Shares to be contributed by such Exchange Investor to the Company, together with stock powers or other instruments duly endorsed or otherwise sufficient for transfer (the "Exchange Instruments"). The Company shall hold the Exchange Instruments in escrow pending the Closing Date. On the Closing Date, the Company is authorized to present the Exchange Instruments to the transfer agent for Target and instruct the transfer agent to register the Exchange Shares in the name of the Company or its designee.

                  (g) Each Investor agrees for US federal income tax purposes to treat its purchase of Preferred Stock as described herein as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended.

         3. RESTRICTIONS ON STOCK. None of the Shares (including any shares received as a result of dividends, splits or any other forms of recapitalization in respect of such Shares) shall be Transferred (as hereinafter defined), either voluntarily or involuntarily, directly or indirectly, except (i) pursuant to an effective registration under the Securities Act (as hereinafter defined), or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and (ii) in accordance with the terms of the Stockholders Agreement, dated as of the Closing Date, by and among the Company and the Investors (as the same may be amended from time to time, the "Stockholders Agreement"), such agreement to be substantially in the form attached hereto as EXHIBIT B.

         4. WARRANTIES AND REPRESENTATIONS OF THE COMPANY

                  The Company represents and warrants that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits C and D, respectively, are true and complete copies of the Certificate of Incorporation and the Bylaws of the Company as in effect on the date hereof.

                  (b) The Company has been recently formed to enter into the Merger Agreement and to consummate the transactions contemplated thereby and has not conducted any business other than in connection therewith and certain start-up activities. As of the Closing Date, the Company will have no assets or liabilities other than those incurred in connection with the Company's incorporation and the Company's start-up activities, and those acquired or assumed pursuant to the Merger Agreement and those acquired or incurred in connection with the transactions contemplated thereby.

                  (c) The execution, delivery and performance by the Company of this Agreement and the Merger Agreement and the



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consummation of the transactions contemplated hereby and thereby are within the corporate powers of the Company. The Board of Directors of the Company (the "Board") has authorized the execution, delivery, and performance of this Agreement and the Merger Agreement, and each of the transactions contemplated hereby and thereby. No other corporate action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, each of this Agreement and the Merger Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has authorized the issuance and delivery of the Shares in accordance with this Agreement.

                  (d) The Shares to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by the Company, fully paid and nonassessable shares of the Company, upon delivery thereof, the Investors will acquire good title to the Shares, free and clear of any lien or claim of any kind, other than as contemplated by this Agreement and the Stockholders Agreement or any liens incurred by the Investors, and no stockholder of the Company has any preemptive rights to subscribe for any such Shares. The shares of Common Stock issuable upon conversion of the Shares will be, when issued in accordance with the terms of the Amended and Restated Certificate, validly issued by the Company, fully paid and nonassessable shares of the Company, upon delivery thereof, the Investors will acquire good title to the shares of Common Stock, free and clear of any lien or claim of any kind, other than as contemplated by this Agreement and the Stockholders Agreement or any liens incurred by the Investors, and no stockholder of the Company will have any preemptive rights to subscribe for any such shares.

                  (e) Except for the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware and for filings by the Investors, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the creation, authorization, issuance, offer and sale of the Shares do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the vote, consent or approval in any manner of the holders of any Security (as hereinafter defined) of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Shares. The execution and delivery by the Company of this Agreement and the Merger Agreement and the performance by the Company of its obligations hereunder and thereunder will not violate (i) the terms and conditions of the Certificate of Incorporation or the Bylaws of the Company, or any agreement or instrument to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the Investors' representations and warranties contained in Section 5 hereof, any federal or state law.


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                  (f) Immediately prior to the Closing, the outstanding capital stock of the Company will consist of one share of Common Stock. Immediately after the Closing, the outstanding capital stock of the Company will consist of one share of Common Stock and the Shares. Except as set forth in this Section 4(f) or the Amended and Restated Certificate and except for options to be made available to the management of the Company there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) options or other rights to acquire from the Company, or other obligations of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) obligations of the Company to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in clause (i), (ii), or (iii).

                  (g) Other than this Agreement, the Merger Agreement, the Stockholders Agreement and the Registration Rights Agreement, no agreement or other arrangement regarding any class of capital stock of the Company exists between the Company, or any of its affiliates and any Person. The Company is not a party to, has not agreed to be a party to, and does not plan to become a party to any agreement or arrangement with any affiliate, stockholder or other person or entity who will become a stockholder of the Company in connection with the transactions contemplated by the Merger Agreement and this Agreement, which has not been disclosed to each Investor.

                  (h) There is no investment banker, broker or finder which has been retained by, will be retained by or is authorized to act on behalf of the Company who will be entitled to any fee or commission from the Target or the Company upon consummation of the transactions contemplated by this Agreement.

                  (i) Neither Company, Merger Sub nor any executive officer or director of Company or Merger Sub has acquired any shares of Target Common Stock (or any security exchangeable for or convertible into such shares) since January 30, 1998 at a price in excess of the Per Share Amount (as defined in the Merger Agreement.

         5. INVESTOR REPRESENTATIONS

                  Each Investor severally (and not jointly) represents and warrants that:

                  (a) OFFERING EXEMPTION. The Investor understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Securities Act, nor qualified under any state securities laws,



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and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Investor's representations contained herein.

                  (b) KNOWLEDGE OF OFFER. The Investor is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that such Investor has requested regarding its business plans and prospects.

                  (c) KNOWLEDGE AND EXPERIENCE; ABILITY TO BEAR ECONOMIC RISKS. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment contemplated by this Agreement; and the Investor is able to bear the economic risk of this investment in the Company (including a complete loss of this investment).

                  (d) LIMITATIONS ON DISPOSITION. The Investor recognizes that no public market exists for the Shares, and none will exist in the future (other than as set forth in the Registration Rights Agreement). The Investor understands that the Investor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Shares is qualified under applicable state securities laws or an exemption from such qualification is available, and that the Company has no obligation or present intention of so registering the Shares (other than as set forth in the Registration Rights Agreement). The Investor further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Investor to Transfer any or all the Shares, in the amounts, or at the times the Investor might propose. The Investor understands at the present time Rule 144 promulgated under the Securities Act by the SEC ("Rule 144") is not applicable to sales of the Shares because they are not registered under Section 12 of the Exchange Act (as herein defined) and there is not publicly available the information concerning the Company specified in Rule 144. The Investor further acknowledges that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so. The Investor further acknowledges the restrictions on disposition and other terms set forth in the Stockholders Agreement.

                  (e) INVESTMENT PURPOSE. The Investor is acquiring the Shares solely for its own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Shares. No other Person (as hereinafter defined) has any right with respect to or interest in the Shares to be purchased by the Investor, nor has



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the Investor agreed to give any Person any such interest or right in the future.

                  (f) CAPACITY. The Investor has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

                  (g) PREVIOUS ACQUISITIONS OF TARGET SHARES. Neither Warburg nor any Investor who is an executive officer of Target has acquired any shares of Target Common Stock (or any security exchangeable for or convertible into such shares) since January 30, 1998 at a price in excess of the Per Share Amount (as defined in the Merger Agreement).

                  (h) EXCHANGE SHARES. Each Exchange Investor represents that it is the sole beneficial owner of its Exchange Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than restrictions imposed by the securities laws or pursuant to this Agreement, the Voting Agreement (as defined in the Merger Agreement) and the Merger Agreement.

         The Investor understands and acknowledges that, following the effective time of the merger contemplated by the Merger Agreement, the Target shall pay, or, to the extent previously paid, reimburse the Company, Merger Sub or Warburg, Pincus Equity Partners, L.P. ("Warburg"), as applicable, for, all fees, costs and expenses incurred by the Company, Merger Sub and Warburg in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

         6. COVENANTS

                  (a)      FINANCIAL AND BUSINESS INFORMATION

                  From and after the date hereof, the Company shall deliver to each of the Investors so long as such Investor owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) any shares of Common Stock:

                  (i) MONTHLY AND QUARTERLY STATEMENTS -as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such month or



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                           quarter and covering operations for such month or
                           quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

                  (ii) ANNUAL STATEMENTS - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                                    (a) consolidated and consolidating balance
                           sheets of the Company and any subsidiaries at the end of such year; and

                                    (b) consolidated and consolidating
                           statements of income, stockholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (iii) BUSINESS PLAN; PROJECTIONS - no later than 30 days prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis, and a three year business plan of the Company and projections of operating results. Within 45 days of the close of each semi-annual fiscal period of the Company, the Company shall provide the Investors with an update of such monthly projections. Such business plans, projections and updates shall contain such



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                           substance and detail and shall be in such form
                           as will be reasonably acceptable to the Investors.

                  (iv) AUDIT REPORTS - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                  (v) OTHER REPORTS - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its subsidiaries to the SEC, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any subsidiary, and of any material of any nature whatsoever prepared by the SEC or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

                  (vi) PROGRESS REPORT - promptly following each regularly scheduled meeting of the Board, a narrative report shall be delivered to each of the Investors describing the Company's activities since the date of the last such report, including a description of business development, operating results and marketing efforts.

                  (vii) REQUESTED INFORMATION - with reasonable promptness, the Company shall furnish each of the Investors with such other data and information as from time to time may be reasonably requested.

                  (b)      INSPECTION


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             As long as an Investor owns beneficially (within the meaning of
Rule 13d-3 under the Exchange Act) at least five percent (5%) of the outstanding Common Stock, the Company shall permit such Investor, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its subsidiaries, to examine all its and its subsidiaries books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its and its subsidiaries affairs, finances and accounts with its and its subsidiaries officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Investor, its nominees, assignees and representatives the finances and affairs of the Company and any subsidiaries), all at such reasonable times and as often as may be reasonably requested.

                  (c)      CONFIDENTIALITY

             As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 6(a) and 6 (b) hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, each of the Investors covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; PROVIDED, HOWEVER, that each Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the Closing Date, each Investor shall return to the Company all confidential material previously furnished to such Investor or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 6(c), "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

                  (d)      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE


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             The Company will continue, and will cause Target to continue, to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company shall require all of its and its subsidiaries' employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

                  (e)      COMPLIANCE WITH LAWS

             The Company will comply, and will cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company and its subsidiaries.

                  (f)      INSURANCE

             The Company will maintain, and will cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company and its subsidiaries, as the case may be, at commercially reasonable rates.

                  (g)      KEEPING OF BOOKS

             The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its subsidiaries in accordance with GAAP.

                  (h) LOST, ETC. CERTIFICATES EVIDENCING SHARES (OR SHARES OF COMMON STOCK); EXCHANGE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares or shares of Common Stock owned by any Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. An Investor's agreement of



                                      -11-
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indemnity shall constitute an indemnity satisfactory to the Company for purposes of this Section 6. Upon surrender of any certificate representing any Shares or shares of Common Stock for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares or shares of Common Stock represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to any Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 6.

                  (i) TERMINATION. The provisions of this Section 6 (other than Section 6(h), which shall survive) shall remain in effect until the closing of a Qualified Public Offering (as defined in the Amended and Restated Certificate).

         7. SECURITIES ACT RESTRICTIONS. In addition to the legend required by
Section 1(a) of the Stockholders Agreement, the certificates evidencing the Shares will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

                  "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

         8. OTHER AGREEMENTS. On the Closing Date, the Company and each of the Investors shall execute and mutually deliver a counterpart of the Stockholders Agreement and the Registration Rights Agreement.

         9. INTERPRETATION OF THIS AGREEMENT

                  (a) TERMS DEFINED. As used in this Agreement, the following terms have the respective meaning set forth below:

                           EXCHANGE ACT: the Securities Exchange Act of 1934, as
amended.

                           GAAP: generally accepted accounting principles,
consistently applied.

                           PERSON: an individual, partnership, joint-stock
company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.


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                           REGISTRATION RIGHTS AGREEMENT: that certain
registration rights agreement, dated as of the Closing Date, by and among the Company and each of the Investors, such agreement to be substantially in the form attached hereto as EXHIBIT E.

                           SEC: the Securities and Exchange Commission or any
other federal agency at the time administering the Securities Act.

                           SECURITIES ACT: the Securities Act of 1933, as
amended.

                           SECURITY, SECURITIES: as defined in Section 2(1) of
the Securities Act.

                           SHARES: Shares of Preferred Stock issued pursuant to
Section 2 hereunder.

                           TRANSFER: any sale, assignment, pledge,
hypothecation, or other disposition or encumbrance.

                  (b) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                  (d) SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         10. TERMINATION

                  (a) In the event (i) the Merger Agreement is terminated prior to the Closing Date or (ii) the Merger Agreement is not executed and delivered by the parties thereto within three business days of the date hereof, this Agreement will be terminate automatically and shall have no further force or effect.

(b) Upon a termination of this Agreement pursuant to Section 10(a), the Company shall promptly return any Exchange Instruments delivered to it pursuant to
Section 2(f) to the Exchange Investors.

         11. MISCELLANEOUS

                  (a) NOTICES. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                  (i) if to the Company, c/o Warburg, Pincus & Co., at 466 Lexington Avenue, New York, New York 10017,
                           Attention: Joel Ackerman (Fax No.: (212) 878-9351), or at such other address or facsimile number as Warburg may have furnished the other parties hereto in writing;

                  (ii) if to any Investor, at the address or facsimile number set forth below such Investor's name on
                           Schedule I or Schedule II hereto, or at such other address or facsimile number as the Investor may have furnished the other parties hereto in writing.

                  (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  (c) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications relating hereto which may hereafter be executed, (ii) documents received by the Investors on the Closing Date (except for certificates evidencing the Shares themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  (d) SURVIVAL. All warranties, representations, and covenants made by the Investors and the Company herein or in any certificate or other instrument delivered by any Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Shares, or payment to the Company for such Shares, regardless of any investigation made by the Company or any of the Investors, as the case may be, or on the Company's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

                  (e) SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Nothing in this Agreement shall confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                  (f) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Certificate of Incorporation (including the Amended and Restated Certificate) constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and each of the Investors.

                  (g) SEVERABILITY. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

                  (h) OBLIGATIONS SEVERAL. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties, covenants and other agreements under this Agreement shall be several, but not joint.

                  (i) LIMITATION ON ENFORCEMENT OF REMEDIES. The Company hereby agrees that it will not assert against the partners of any of the Investors any claim it may have under this Agreement by reason of any failure or alleged failure by any of the Investors to meet its obligations hereunder.

                  (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  Please indicate your acceptance and approval of the foregoing in the space provided below.

                                            HILLTOPPER HOLDING CORP.

                                            By: /s/ David Wenstrup
                                               ----------------------
                                               Name: David Wenstrup
                                               Title: Vice President

ACCEPTED AND APPROVED
AS OF THE 24th DAY OF
FEBRUARY, 2000

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By:      Warburg, Pincus & Co.,
         General Partner


By: /s/ Joel Ackerman
----------------------
Name:  Joel Ackerman
Title: Managing Director

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

By:      Warburg, Pincus & Co.,
         General Partner

By: /s/ Joel Ackerman
----------------------
Name:  Joel Ackerman
Title: Managing Director

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

By:      Warburg, Pincus & Co.,
         General Partner

By: /s/ Joel Ackerman
----------------------
Name:  Joel Ackerman
Title: Managing Director

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

By:      Warburg, Pincus & Co.,
         General Partner

By: /s/ Joel Ackerman
----------------------
Name:  Joel Ackerman
Title: Managing Director

WELSH, CARSON, ANDERSON & STOWE VI, L.P.

By: /s/ Jonathan Rather
------------------------
Name:  Jonathan Rather
Title: Attorney-in-Fact

WCAS HEALTHCARE PARTNERS, L.P.

By: /s/ Jonathan Rather
------------------------
Name:  Jonathan Rather
Title: Attorney-in-Fact

SOUTH ATLANTIC VENTURE FUND II, LIMITED PARTNERSHIP

By:  South Atlantic Venture Partners II,
     Limited Partnership, General
     Partner

By: /s/ Donald W. Burton
-------------------------
Name:  Donald W. Burton
Title: General Partner

SOUTH ATLANTIC VENTURE FUND III, LIMITED PARTNERSHIP

By:  South Atlantic Venture Partners
     III, Limited Partnership, General
     Partner

By: /s/ Donald W. Burton
-------------------------
Name:  Donald W. Burton
Title: General Partner

SOUTH ATLANTIC PRIVATE EQUITY FUND IV, LIMITED PARTNERSHIP

By:  South Atlantic Private Equity Partners
     IV, Limited Partnership, General
     Partner

By: /s/ Donald W. Burton
-------------------------
Name:  Donald W. Burton
Title: General Partner

SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP

By:  South Atlantic Private Equity Partners
     IV, Limited Partnership, General
     Partner

By: /s/ Donald W. Burton
-------------------------
Name:  Donald W. Burton
Title: General Partner

THE BURTON PARTNERSHIP, LIMITED PARTNERSHIP

By: /s/ Donald W. Burton
--------------------------
Name:  Donald W. Burton
Title: General Partner

/s/ J. Stephen Eaton
--------------------------
J. Stephen Eaton

/s/ Lawrence W. Lepley, Jr.
--------------------------
Lawrence W. Lepley, Jr.

/s/ Alan C. Dahl
--------------------------
Alan C. Dahl

/s/ Kent C. Fosha, Sr.
--------------------------
Kent C. Fosha, Sr.

Patrick J. Welsh

Russell L. Carson

Bruce K. Anderson

Andrew M. Paul

Thomas E. McInerney

Robert A. Minicucci

Paul B. Queally

By: /s/ Jonathan Rather
------------------------
Name: Jonathan Rather
Title: Attorney-in-Fact

                                   SCHEDULE I

                                 CASH INVESTORS


                                                              Number of       Number of         Price Per
                                                              Shares of       Shares of         Share of
                                                              Series A        Series B          Preferred
Name/Address/Fax No. of                                       Preferred       Preferred         Stock
Subscriber                                                    Stock           Stock             ---------
-----------------------                                       ---------       ---------
Warburg, Pincus Equity Partners, L.P.                         8,534,813                           $5.50
466 Lexington Avenue
New York, NY 10017
Fax: 212 878-9351
Attention: Joel Ackerman

Warburg, Pincus Netherlands Equity Partners I, C.V.           270,946                             $5.50
466 Lexington Avenue
New York, NY 10017
Fax: 212 878-9351
Attention: Joel Ackerman

Warburg, Pincus Netherlands Equity Partners II, C.V.          180,631                             $5.50
466 Lexington Avenue
New York, NY 10017
Fax: 212 878-9351
Attention: Joel Ackerman

Warburg, Pincus Netherlands Equity Partners III, C.V.         45,158                              $5.50
466 Lexington Avenue
New York, NY 10017
Fax: 212 878-9351
Attention: Joel Ackerman

South Atlantic Private Equity Fund, IV, L.P.                                    381,818           $5.50
614 West Bay Street
Tampa, FL 33606-2704
Fax: (813) 253-2360
Attention: Donald W. Burton



South Atlantic Private Equity Fund, IV (QP), L.P.
614 West Bay Street                                                             527,273           $5.50
Tampa, FL 33606-2704
Fax: (813) 253-2360
Attention: Donald W. Burton


                                   SCHEDULE II

                               EXCHANGE INVESTORS


                                                       Number of       Number of
                                                       Shares of       Shares of                      Value per
                                                       Series A        Series A         Number of     Share of
Name/Address/Fax No. of                                Preferred       Preferred        Exchange      Exchange
Subscriber                                             Stock           Stock            Shares        Shares
-----------------------                                ---------       ---------        ---------     ---------
Welsh, Carson, Anderson & Stowe VI, L.P.                               2,520,193        2,520,193     $5.50
320 Park Avenue, Suite 2500
New York, NY  10022-6815
Fax: (212) 893-9562
Attention: Andrew M. Paul

WCAS Healthcare Partners, L.P.                                            81,384           81,384     $5.50
320 Park Avenue, Suite 2500
New York, NY  10022-6815
Fax: (212) 893-9562
Attention: Andrew M. Paul

South Atlantic Venture Fund II, Limited Partnership                      798,963          798,963     $5.50
614 West Bay Street
Tampa, FL 33606-2704
Fax: (813) 253-2360
Attention: Donald W. Burton

South Atlantic Venture Fund III, Limited Partnership                     206,214          206,214     $5.50
614 West Bay Street
Tampa, FL 33606-2704
Fax: (813) 253-2360
Attention: Donald W. Burton



                                                       Number of       Number of
                                                       Shares of       Shares of                      Value per
                                                       Series A        Series A         Number of     Share of
Name/Address/Fax No. of                                Preferred       Preferred        Exchange      Exchange
Subscriber                                             Stock           Stock            Shares        Shares
-----------------------                                ---------       ---------        ---------     ---------
The Burton Partnership, Limited Partnership                              187,500          187,500     $5.50
P.O. Box 4643
Jackson, WY 83001,

with a copy to:

The Burton Partnership,
Limited Partnership
614 West Bay Street
Tampa, FL 33606-2704
Fax: (813) 253-2360
Attention: Donald W. Burton

Patrick J. Welsh                                                          49,977           49,977     $5.50
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Fax: (212) 893-9562
Attention: Andrew M. Paul

Russell L. Carson                                                         49,977           49,977     $5.50
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Fax: (212) 893-9562
Attention: Andrew M. Paul

Bruce K. Anderson                                                         29,977           29,977     $5.50
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Fax: (212) 893-9562
Attention: Andrew M. Paul



                                                       Number of       Number of
                                                       Shares of       Shares of                      Value per
                                                       Series A        Series A         Number of     Share of
Name/Address/Fax No. of                                Preferred       Preferred        Exchange      Exchange
Subscriber                                             Stock           Stock            Shares        Shares
-----------------------                                ---------       ---------        ---------     ---------
Andrew M. Paul                                                             9,686            9,686     $5.50
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Fax: (212) 893-9562
Attention: Andrew M. Paul

Thomas E. McInerney                                                       10,000           10,000     $5.50
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Fax: (212) 893-9562
Attention: Andrew M. Paul

Robert A. Minicucci                                                       10,772           10,772     $5.50
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Fax: (212) 893-9562
Attention: Andrew M. Paul

Paul B. Queally                                                              705              705     $5.50
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Fax: (212) 893-9562
Attention: Andrew M. Paul

J. Stephen Eaton                                          569,917                         569,917     $5.50
c/o Centennial HealthCare Corporation
400 Perimeter Center Terrace
Suite 650
Atlanta, GA 30346
Fax: (770) 730-1268



                                                       Number of       Number of
                                                       Shares of       Shares of                      Value per
                                                       Series A        Series A         Number of     Share of
Name/Address/Fax No. of                                Preferred       Preferred        Exchange      Exchange
Subscriber                                             Stock           Stock            Shares        Shares
-----------------------                                ---------       ---------        ---------     ---------
Lawrence W. Lepley, Jr.                                    83,225                          83,225     $5.50
c/o Centennial HealthCare Corporation
400 Perimeter Center Terrace
Suite 650
Atlanta, GA 30346
Fax: (770) 730-1268

Alan C. Dahl                                               92,792                          92,792     $5.50
c/o Centennial HealthCare Corporation
400 Perimeter Center Terrace
Suite 650
Atlanta, GA 30346
Fax: (770) 730-1268

Kent C. Fosha, Sr.                                          8,970                           8,970     $5.50
c/o Centennial HealthCare Corporation
400 Perimeter Center Terrace
Suite 650
Atlanta, GA 30346
Fax: (770) 730-1268
